Exhibit 10.16
October 13, 2011

Mike Finamore
Gemini Pharmaceuticals, Inc.
87 Modular Avenue
Commack, NY 11725

Re: Subordinated Bridge Revolving Line of Credit

Dear Mike:

The purpose of this commitment letter (the "Commitment Letter") is to confirm the terms and conditions upon which Gemini Pharmaceuticals Inc. (the "Lender ") will make available to Oxis International Inc., a Delaware corporation (the "Company") the Line of Credit (as defined below).

1. Line of Credit

This will confirm that Lender proposes to make available to the Company a subordinated revolving line of credit (the "Line of Credit"), subject to the terms and contingencies set forth in this letter. Advances under the Line of Credit (collectively and severally, the "Advances," and severally, an "Advance") shall be made from time to time at the request of the Company but subject always to the specific terms, conditions, and limitations of this Commitment Letter and the Loan Documents (as defined below).

2. Loan Amount

The aggregate amount of outstanding Advances shall not exceed $750,000.00 at any time. The maximum amount of the aggregate outstanding Advances at any one time during the term of the Line of Credit is referred to herein as the "Maximum Availability." The loan amount will be tiered, starting at $250,000 and will ramp up to $500,000 and then $750,000 upon achievement of determined milestones. In addition, there will be a mutual waiver should the line need to be increased sooner than milestone is achieved.

It is understood and agreed that this shall be a revolving line of credit and that the Company shall have the right to repay all or a portion of any outstanding Advances and thereafter reborrow amounts already repaid so long as the aforementioned Maximum Availability limitations are adhered to during the term of the Line of Credit.

3. Purpose

The Advances requested under the Line of Credit shall be used for product and inventory purchases

Oxis International, Inc
September 22, 2010

4. Advances

Advances will be made available at the request of the Company on and after the date that the Loan Documents are executed by the parties and through October 13, 2011, (as such date may be extended, in writing from time to time, in the Lender's sole and absolute discretion, the "Termination Date"), unless earlier terminated under the terms of this Commitment Letter or the Loan Documents.

Prior to any Advance, the Company shall submit to the Lender a written request for such Advance. All Advances made to the Company under the terms of the Line of Credit shall be repayable with interest as more fully provided in the Loan Documents.

Advances shall be made upon request so long as the Company's representations and warranties in the Loan Documents are true and accurate in all material respects and no event of default, or event which with the passage of time or giving notice would constitute an event of default, has occurred under the Loan Documents. Each request by the Company for an Advance shall constitute a representation and warranty by the Company to the Lender as of the date of such request that (a) the foregoing conditions have been satisfied; and (b) after giving effect to the Advance Requested, total Advances then outstanding under the Line of Credit will not exceed the Maximum Availability for which the Company is then eligible under the Line of Credit.

Advances under the Line of Credit will be evidenced by an account maintained by the Lender on its books. Company authorizes the Lender to accept and act upon either written or oral instructions of Michael Handelman that the Lender believes in good faith to be a request from the Company for an Advance. For the Company's protection the Lender reserves the right at all times to decline a request when the Lender feels that additional verification is appropriate before making an Advance.

5. Interest

The outstanding principal of all Advances under the Line of Credit will bear interest at the rate of interest of prime plus 2 percent per annum.

Interest on the outstanding principal of all Advances shall be payable at the rate set forth above and shall be payable in arrears on the last of each month commencing with the first month in which an Advance is made and on the Termination Date. Interest shall be computed on the basis of a three hundred sixty (360)-day year and actual days elapsed.

6. Repayments

Repayments of Advances may be made to the Lender without premium, penalty or other fees at any time prior to the Termination Date. The amount of any Advance repaid prior to the Termination Date may be reborrowed by the Company in the form of an additional Advance subject to the Maximum Availability limitations described herein.

Upon receipt of payment from company accounts receivable invoices, those funds will be used first as repayment of advances. The CFO will certify upon receipt of said funds, that payment will go first to Gemini to repay the advance on the credit line.

Oxis International, Inc
September 22, 2010

The outstanding principal balance of all Advances under the Line of Credit plus all accrued but unpaid interest thereon, if not sooner paid, shall be due and payable on the Termination Date, unless earlier payment is otherwise required under the terms of the Loan Documents.

All payments shall be applied first to the payment of interest on the unpaid principal of all then-outstanding Advances, and then to the balance on account of the principal of all Advances under the Line of Credit.

7. Subordination

The Company indebtedness to the Lender under the Line of Credit will be subordinate and junior in right of payment to the prior payment in full of all secured Senior Indebtedness. In the event that said Debentures are converted, paid or otherwise satisfied, then the Company’s indebtedness to the Lender shall be senior in right of payment to all other indebtedness.

8. Loan Documents

The obligation of the Lender to make the first Advance under the Line of Credit will not arise until the parties have executed and delivered a revolving line of credit promissory note (the "Note") payable to the order of the Lender and such other documents in form and substance satisfactory to the Lender as Lender may reasonably required in connection with the Line of Credit (collectively the "Loan Documents").

 9. Warrants

In partial consideration of the commitment made by the Lender under the Line of Credit, the Company shall issue to the Lender non-callable 5-year warrants to purchase 300,000 additional shares of Common Stock at a share price of $0.12. There will be a cashless exercise provision included. The warrants will vest as follows: 50% immediately, 25% when the line is increased to $500,000 and the remaining 25% when the line is increased to $750,000.

10. Representations and Warranties

Each of the Lender and the Company hereby represent and warranty to one another that:

Oxis International, Inc
September 22, 2010

(a) They have the full legal right to enter into the Loan Documents and perform their obligations hereunder.

(b) The execution, delivery and performance of the Loan Documents by the respective party (i) will not require any approval or consent of, or filing with, any governmental agency or entity; and (ii) will not result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now or hereafter acquired by the party, except as provided in the Loan Documents.

(c) The Loan Documents will be valid and legal enforceable against the respective party in accordance with their terms.

In addition, the Loan Documents shall contain customary representations and warranties from the Company, including confirmation of corporate status and authority; execution, delivery and performance of Loan Documents do not violate law or existing agreements; status of litigation relating to Company's business and properties; accuracy of financial information regarding the Company and no material adverse change since the date of the financial information delivered to the Lender; no governmental or regulatory approvals required; legality, validity, binding effect and enforceability of Loan Documents; and use of proceeds. The Loan Documents shall also contain customary representations and warranties from the Lender with respect to certain securities law matters relating to the Line of Credit and the securities of the Company that may be issued in accordance with the terms and conditions of the Line of Credit.

11. Covenants

The Loan Documents shall contain customary affirmative and negative covenants regarding the activities and operations of the Company, including required deliveries of financial information; continuation of business and maintenance of legal existence, rights and privileges; compliance with contractual obligations and laws; maintenance of property and insurance; maintenance of books and records.

12. Events of Default

If any of the events set forth below ("Events of Default") shall occur and be continuing, the Lender may, but shall not be obligated to, declare the Note immediately due and payable and withhold Advances and pursue any other rights and remedies available to the Lender or both:

(a) A payment of interest on the Note is not made within thirty (30) business days following the date on which it is due;

(b) A representation or warranty contained herein or in the Loan Documents proves to be incorrect in any material respect;

(c) The Company is in default of any other material provision hereof or in the Loan Documents and has failed to cure such default within an agreed period following notice thereof from the Lender; or

Oxis International, Inc
September 22, 2010

(d) The Company shall be involved in financial difficulties as evidenced by the entry of an order by a court of competent jurisdiction finding it to be bankrupt or insolvent and such order shall not be vacated or stayed on appear or otherwise stayed within ninety (90) days.

Following any Event of Default which is continuing, the Lender may decline to make any or all further Advances hereunder; the Lender may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in the Loan Documents, or in aid of the exercise of any power granted in the Loan Documents.

13. Notices

All communications provided herein shall be in writing and shall be sufficient if sent by United States mail, registered or certified, postage prepaid, delivered by messenger, or so-called overnight courier, address as follows:

If to the Lender:

Mike Finamore

If to the Company:

Michael Handelman, CFO

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

14. Governing Law

This Commitment Letter and the Loan Documents shall be governed by and construed in accordance with the laws of the State of California as applied to agreements made between residents of California for performance entirely within California.

15. Securities Law Compliance

THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFED UNDER ANY STATE SECURITIES LAWS. THIS AGREEMENT (OR ANY OF THE SECURITIES OR INSTRUMENTS REFERRED TO HEREIN) MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION.

16. Counterparts

This Commitment Letter may be executed in one or more counterparts each of which shall be an original and all of which together shall be but one agreement.

Oxis International, Inc
September 22, 2010

If the above terms and conditions are satisfactory, please so indicate on the enclosed copy hereof whereupon this Commitment Letter will then constitute an agreement between the Company and the Lender. This document may be executed in counterparts and each counterpart deemed an original.

Gemini Pharmaceuticals, Inc

By:  /s/ Michael Finamore

Agreed and Accepted this 18 day of October, 2010.

Oxis International, Inc.

By:  s/ Michael Handelman